Exhibit 1.2

[—] Shares

GENERAL MOTORS COMPANY

[—]% Series B Mandatory Convertible Junior Preferred Stock,

Par Value $0.01 per Share

Underwriting Agreement

Dated [—], 2010

MORGAN STANLEY & CO. INCORPORATED

J.P. MORGAN SECURITIES LLC

As Managers for the several underwriters

named in Schedule III hereto

c/o

MORGAN STANLEY & CO. INCORPORATED

1585 Broadway

New York, New York 10036

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

I.

General Motors Company, a Delaware corporation (the “Company”) proposes to sell to the several underwriters named in Schedule III hereto (collectively, the “Underwriters”), for whom Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC are acting as managers (collectively, the “Managers”), an aggregate of [—] shares (the “Firm Shares”) of the [—]% Series B Mandatory Convertible Junior Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”).

The Company grants the Underwriters an option for thirty (30) days from the date of this Agreement to purchase, from time to time, up to an additional [—] shares of Series B Preferred Stock (the “Additional Shares”) in the aggregate, solely to cover over-allotments. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. Incorporated that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-168919) relating to the Shares under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”). Such registration statement (and any post-effective amendments thereto, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A under the Securities Act at the time of its effectiveness, is referred to herein as the “Registration Statement.” If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. The related prospectus covering the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Shares is referred to herein as the “Prospectus,” and the term “Preliminary Prospectus” as used herein means any preliminary form of the Prospectus. The term “Permitted Free Writing Prospectus” as used herein means the documents identified as such in Schedule II hereto and any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) that the Managers and the Company shall hereafter agree in writing to treat as part of the Disclosure Package. The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. The term “Disclosure Package” as used herein means the Preliminary Prospectus dated [—], 2010 together with the Permitted Free Writing Prospectuses. “Initial Sale Time” shall mean [—] [am/pm] Eastern Time on the date of this Agreement.

In addition to sales in the United States pursuant to the Disclosure Package, the Shares are expected to be offered and sold in each of the provinces and territories of Canada (the “Qualifying Jurisdictions”). The Company shall fulfill and comply with, to the reasonable satisfaction of the Underwriters, all applicable securities laws in each of the Qualifying Jurisdictions (including the respective rules and regulations made thereunder together with applicable national and local instruments, policy statements, notices, blanket rulings and orders) (collectively, “Canadian Securities Laws”), including all legal requirements of the multi-jurisdictional disclosure system (the “MJDS”) established by National Instrument 71-101 – The Multijurisdictional Disclosure System (“NI 71-101”), to be fulfilled or complied with by the Company to qualify the distribution of the Shares in the Qualifying Jurisdictions by or through properly registered investment dealers and brokers (together, the “Canadian Selling Firms”). To that end, the Company has prepared and filed a preliminary (preferred stock) MJDS prospectus of the Company dated August 18, 2010 (the “Canadian Preliminary MJDS Prospectus”), a first amended and restated preliminary (preferred stock) MJDS prospectus of the Company dated September 23, 2010 (the “Canadian First Amended and Restated MJDS Prospectus”), a second amended and restated preliminary (preferred stock) MJDS prospectus of the Company dated October 14, 2010 (the “Canadian Second Amended and Restated MJDS Prospectus”), a third amended and restated preliminary (preferred stock) MJDS prospectus of the Company dated

October 25, 2010 (the “Canadian Third Amended and Restated MJDS Prospectus”), a fourth amended and restated preliminary (preferred stock) MJDS prospectus of the Company dated October 29, 2010 (the “Canadian Fourth Amended and Restated MJDS Prospectus”), a fifth amended and restated preliminary (preferred stock) MJDS prospectus of the Company dated November 3, 2010 (the “Canadian Fifth Amended and Restated MJDS Prospectus”), a sixth amended and restated preliminary (preferred stock) MJDS prospectus of the Company dated November 10, 2010 (the “Canadian Sixth Amended and Restated MJDS Prospectus”), and a final (preferred stock) MJDS prospectus of the Company (omitting the information that is permitted to be omitted from the Prospectus included as part of the Registration Statement at the time of effectiveness of the Registration Statement under Rule 430A under the Securities Act) dated November [—], 2010 (the “Canadian Final MJDS Prospectus”), each in the English and French languages, and has obtained pursuant to National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202”) a Passport System decision document evidencing the issuance by the securities commissions or similar regulatory authorities in each of the Qualifying Jurisdictions (the “Canadian Securities Commissions”) of receipts for each of such documents. The Company shall, as soon as practicable on [—]1, 2010, file in accordance with Canadian Securities Laws, in the English and French languages and in form and substance reasonably satisfactory to the Underwriters, an MJDS prospectus relating to the qualification for distribution of the Shares in each of the Qualifying Jurisdictions prepared for an offering under Rule 430A under the Securities Act that contains the information omitted from the Prospectus included as part of the Registration Statement at the time of effectiveness of the Registration Statement, as permitted under Rule 430A under the Securities Act (the “Canadian 430A Pricing Prospectus”), together with all other documents and certificates required to be filed under Canadian Securities Laws in each of the Qualifying Jurisdictions. The Company will, upon the filing of the Canadian 430A Pricing Prospectus with the Canadian Securities Commissions pursuant to applicable Canadian Securities Laws, promptly advise the Underwriters of the same. The Canadian Preliminary MJDS Prospectus, Canadian First Amended and Restated MJDS Prospectus, Canadian Second Amended and Restated MJDS Prospectus, Canadian Third Amended and Restated MJDS Prospectus, Canadian Fourth Amended and Restated MJDS Prospectus, Canadian Fifth Amended and Restated MJDS Prospectus, Canadian Sixth Amended and Restated MJDS Prospectus, Canadian Final MJDS Prospectus, Canadian 430A Pricing Prospectus, and any amendment or supplement thereto (any such amendment or supplement, in both the English and French languages, being a “Canadian Prospectus Amendment”) are collectively referred to as the “Canadian MJDS Prospectuses.” The filing of the Canadian MJDS Prospectuses shall constitute the Company’s consent to the Canadian Selling Firms’ use of the Canadian MJDS Prospectuses in connection with the distribution of the Shares in the Qualifying Jurisdictions in compliance with this Agreement and Canadian Securities Laws.

[1]	The business day immediately following the pricing date.

II.

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $[—] per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) set forth in Schedule III hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to [—] Additional Shares at the Purchase Price if and to the extent that the Managers shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Article I hereof. The Managers may exercise this right at any time or from time to time on behalf of the Underwriters by giving written notice of the election to exercise this option not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Shares are to be purchased. The purchase date must be at least three (3) business days (unless a shorter period is agreed to by the Company) after the written notice is received by the Company and may not be earlier than the Closing Date (as defined below) nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Shares. On the day that Additional Shares are to be purchased (the “Option Closing Date”), if any, each Underwriter agrees, severally and not jointly, to purchase from the Company the amount of Additional Shares (subject to such adjustments to eliminate fractional Shares as the Managers may determine) that bears the same proportion to the number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

III.

The Company is advised by the Managers that the Underwriters propose to make an initial public offering of their respective portions of the Shares as soon after this Agreement is entered into as in the Managers’ judgment is advisable. The terms of the initial public offering of the Shares to purchasers in the United States are set forth in the Prospectus and, to purchasers in Canada, will be set forth in the Canadian 430A Pricing Prospectus.

IV.

Payment for the Firm Shares shall be made by wire transfer of immediately available funds to the account specified by the Company to the Managers on the Closing Date (as defined below), in each case, against delivery of the Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York time) on [—], 2010, or such later time not later than [—], 2010, as shall be designated by the Managers (the “Closing Date”).

Payment for any Additional Shares shall be made by wire transfer of immediately available funds, to the account specified by the Company to the Managers on the Option Closing Date at the time and place specified in the corresponding notice described in Article II hereof or at such other time on the same or on such other date, not later than [—]2, 2010, as shall be designated in writing by the Managers.

The Firm Shares and the Additional Shares shall be registered in such names and in such amounts as the Managers shall request in writing not less than two (2) full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to the Managers on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Firm Shares or the Additional Shares, as the case may be, to the Underwriters duly paid, against payment of the purchase price therefor.

V.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) The closing of the concurrent offering by certain Selling Shareholders of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) shall have occurred prior to or simultaneously with the closing of the offering of the Company’s Series B Preferred Stock pursuant to this Agreement; provided that the obligation of the Company to consummate the issuance and sale of the Firm Shares to the Underwriters shall also be subject to such condition.

(b) (i) No stop order suspending the effectiveness of the Registration Statement in the United States shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; (ii) the Canadian 430A Pricing Prospectus shall have been timely filed with the Canadian Securities Commissions in accordance with Canadian Securities Laws in accordance with Article I hereof; (iii) there shall have been no material adverse change (not in the ordinary course of business) or any material development involving a prospective material adverse change (not in the ordinary course of business) in the financial condition of the Company and its subsidiaries, taken as a whole, in each case, from that set forth in the Registration Statement, the Disclosure Package and the Prospectus; (iv) the representations and warranties of the Company in this Agreement that are subject to any limitation as to “materiality” or “material adverse effect” shall be true and correct in all respects on and as of the Closing Date

[2]	Date that is 10 business days after expiration of over-allotment option.

with the same effect as if made on the Closing Date, and the representations and warranties of the Company in this Agreement that are not subject to any limitation as to “materiality” or “material adverse effect” shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and (v) the Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer, including without limitation the Treasurer or Assistant Treasurer of the Company (acting on behalf of the Company and without personal liability), to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened or prospective changes.

(c) If the Company has rated debt outstanding, subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act. For the avoidance of doubt, any undrawn balance under that certain Credit Agreement, dated as of October 27, 2010, by and among General Motors Holdings LLC, the lenders party thereto, Citibank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, shall not be considered outstanding debt for purposes of this clause (c).

(d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal or state governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares in the United States; and no injunction or order of any federal or state court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares in the United States.

(e) The Managers shall have received on the Closing Date an opinion of an attorney on the Legal Staff of the Company, dated the Closing Date, to the effect set forth in Exhibit A-1.

(f) The Managers shall have received on the Closing Date an opinion of Counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit A-2.

(g) The Managers shall have received on the Closing Date an opinion of Canadian counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit A-3.

(h) The Managers shall have received on the Closing Date an opinion of tax counsel of, or tax counsel to, the Company, dated the Closing Date, to the effect set forth in Exhibit B.

(i) The Managers shall have received on the Closing Date (i) an opinion of U.S. counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C-1, and (ii) a Rule 10b-5 statement of U.S. counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C-2.

(j) The Managers shall have received on each of the date hereof and the Closing Date customary “comfort letters,” dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Managers, from Deloitte & Touche LLP.

(k) The Managers shall have received a “lock-up” agreement, substantially in the form of Exhibit D hereto, executed by each of the directors and executive officers of the Company identified on Schedule IV hereto, relating to sales and certain other dispositions of shares of Series B Preferred Stock or certain other securities of the Company, which agreements shall be in full force and effect on the Closing Date.

(l) The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange (the “NYSE”), and evidence thereof shall have been provided to the Managers.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as the Underwriters may reasonably request with respect to the good standing of the Company and the due authorization and issuance of the Additional Shares to be sold on the Option Closing Date, and other matters reasonably related to the issuance of such Additional Shares as the Managers may reasonably request.

VI.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(a) To furnish the Managers, upon written request, without charge, a copy of the Disclosure Package and the Registration Statement including exhibits and materials, if any, incorporated by reference therein and any Canadian MJDS Prospectus (in the English and French languages) and, during the period beginning with the Initial Sale Time and ending on the later of the Closing Date or such date as the Prospectus or the Canadian 430A Pricing Prospectus, as applicable, is no longer required by law to be delivered in connection with the initial offering or sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), as many copies of any Permitted Free Writing Prospectus and the Prospectus and any supplements and amendments thereto, as well as the Canadian 430A Pricing Prospectus and any Canadian Prospectus Amendment (in the English and French languages), in all cases as the Managers may reasonably request (such copies of the Canadian 430A Pricing Prospectus to be delivered as requested by the Managers as promptly as practicable on the business day next following the date of filing of the Canadian 430A Pricing Prospectus as required by Article I).

(b) At or prior to the filing of the Canadian 430A Pricing Prospectus, the Company shall deliver to the Managers: (i) a copy of each of the Canadian MJDS Prospectuses in the English language signed and certified as required by Canadian Securities Laws; (ii) a copy of each of the Canadian MJDS Prospectuses in the French language signed and certified as required by Canadian Securities Laws; (iii) a copy of all such documents and certificates that were filed with each of the Canadian MJDS Prospectuses under Canadian Securities Laws, including any exemptive relief orders issued by the Canadian Securities Commissions to the Company in connection with the offering of Series B Preferred Stock contemplated by this Agreement; (iv) an opinion of Osler, Hoskin & Harcourt LLP addressed to the Managers in form and substance reasonably satisfactory to the Managers and their counsel, to the effect that, except for the Financial Information (as defined below), the French language version of each of the Canadian MJDS Prospectuses is, in all material respects, a complete and proper translation of the applicable English language version thereof; and (v) an opinion of Deloitte & Touche LLP addressed to the Managers in form and substance reasonably satisfactory to the Managers and their counsel, to the effect that the French language version of the Financial Information included in each of the Canadian MJDS Prospectuses includes the same information and in all material respects carries the same meaning as the English language version thereof. As used in this paragraph, “Financial Information” means, collectively, (1) the information under “Summary Financial and Operating Data” appearing on pages 17 through 19 of the Prospectus; (2) the information under “Capitalization” appearing on page 48 of the Prospectus; (3) the information under “Selected Historical Financial and Operating Data” appearing on pages 49 through 51 of the Prospectus; (4) the Index to Consolidated Financial Statements; the Audited Consolidated Financial Statements of the Company, together with the notes thereto and the report of the independent registered public accounting firm thereon; and the Unaudited Condensed Consolidated Interim Financial Statements of the Company, together with the notes thereto, appearing on pages F-1 through F-253 of the Prospectus; and (5) the information under “Controls and Procedures” appearing on pages F-251 through F-253 of the Prospectus.

(c) During the Prospectus Delivery Period, before amending or supplementing the Registration Statement, the Prospectus or the Canadian 430A Pricing Prospectus with respect to the Shares, to furnish the Managers a copy of each such proposed amendment or supplement (together with documents similar to those referred to in subparagraph b(ii) through (v) above).

(d) To furnish to the Underwriters, upon written request, copies of each amendment to the Registration Statement, of each amendment and supplement to the Prospectus and of each Canadian Prospectus Amendment (in the English and French languages), if any, in such quantities as the Underwriters may from time to time reasonably request; and if during the Prospectus Delivery Period, either (i) any event shall have occurred as a result of which the Prospectus, the Disclosure Package or any Canadian MJDS Prospectus as then amended or supplemented would, as determined by the Company, include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and in order that timely information is provided pursuant to Rule 159 under the Securities Act, or (ii) for any other reason, as determined by the Company, it shall be necessary to amend or supplement the Registration Statement, the Prospectus, or the Canadian 430A Pricing Prospectus, as then amended or supplemented, or to file under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) and/or under Canadian Securities Laws, as applicable, any document incorporated by reference in the Prospectus or the Canadian 430A Pricing Prospectus, in order to comply with the Securities Act, the Exchange Act or Canadian Securities Laws, the Company will (A) notify the Underwriters to suspend offers and sales of the Shares and if notified by the Company, the Underwriters shall forthwith suspend such solicitation and cease using the Prospectus and the Canadian 430A Pricing Prospectus, each as then amended or supplemented, and (B) promptly prepare and file with the Commission and the Canadian Securities Commissions, such document incorporated by reference in the Prospectus or the Canadian 430A Pricing Prospectus or an amendment or supplement to the Registration Statement, the Prospectus or a Canadian Prospectus Amendment, as applicable, which will correct such statement or omission or effect such compliance, and will provide to the Underwriters without charge a reasonable number of copies thereof, which the Underwriters shall use thereafter.

(e) To furnish to the Managers a copy of each proposed “free writing prospectus” (as defined under Rule 405 of the Securities Act) to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.

(f) To use its reasonable best efforts to cooperate with the Underwriters and their counsel in connection with the qualification or registration of the Shares for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may reasonably request and to maintain such qualification in effect for as long as may be necessary to complete the sale of the Shares pursuant to this Agreement; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction (other than, for the avoidance of doubt, each of the provinces and territories of Canada in which the Shares are distributed under the Canadian MJDS Prospectuses), or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act covering twelve (12) month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158(c) under the Securities Act) of the Registration Statement with respect to each sale of Shares. If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than ninety (90) days after the close of the period covered thereby and in all other cases shall be made available not later than forty-five (45) days after the close of the period covered thereby.

(h) To use its reasonable efforts, in cooperation with the Managers, to cause the Shares to be listed on the NYSE or on any other stock exchange (each, a “Stock Exchange”) as agreed to by the Company and the Managers, in each case as the Company and the Managers shall deem to be appropriate. In connection with any such agreement to qualify Shares for listing on a Stock

Exchange, the Company shall use its reasonable efforts to obtain such listing as promptly as practicable and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

(i) During the Prospectus Delivery Period, to notify the Managers as promptly as practicable of the filing of any amendment or supplement to the Registration Statement or Prospectus or of any Canadian Prospectus Amendment.

(j) The Company will as promptly as practicable notify the Managers of the issuance by the Commission or any Canadian Securities Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package, the Prospectus or any Canadian MJDS Prospectus or having the effect of ceasing or suspending trading in the Shares or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act or pursuant to applicable Canadian Securities Laws or the receipt by the Company of any notice with respect to any suspension of the qualification or distribution of the Shares for offer and sale in any jurisdiction (including any province or territory of Canada) or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package, the Prospectus or any Canadian MJDS Prospectus, or suspending any such qualification or distribution of the Shares, or having the effect of ceasing or suspending trading in the Shares, and, if any such order is issued, will use its reasonable best efforts as soon as practicable to obtain the withdrawal thereof. The Company will promptly notify the Managers of any request by any of the Canadian Securities Commissions for any amendment to the Canadian 430A Pricing Prospectus (or any other Canadian MJDS Prospectus), or the receipt of any comments from any of the Canadian Securities Commissions relating to the Canadian 430A Pricing Prospectus (or any other Canadian MJDS Prospectus) or any other request by any of the Canadian Securities Commissions for any additional information.

(k) The Company, during the Prospectus Delivery Period, will file timely (giving effect to any grace periods or extensions available under applicable Commission regulations and applicable Canadian Securities Laws) all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all documents and certificates required to be filed with the Canadian Securities Commissions under applicable Canadian Securities Laws.

(l) The Company will (i) in respect of the Shares, promptly within the time periods specified therein, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the Securities Act, and (ii) take such steps as it deems necessary to ascertain promptly whether any Permitted Free Writing Prospectus transmitted for filing under Rule 433 of the Securities Act was received for filing by the Commission and, in the event that such Permitted Free Writing Prospectus was not so received, it will promptly file the relevant Permitted Free Writing Prospectus.

(m) For a period of one hundred eighty (180) days after the date of the Prospectus, without the prior written consent of the Managers on behalf of the Underwriters, the Company will not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act or with any Canadian Securities Commission a prospectus under Canadian Securities Laws relating to, any shares of Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Stock or such other securities, in cash or otherwise; provided, however, that notwithstanding the foregoing, the Company may: (A) issue and/or sell shares of Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock or grant equity-based awards (including options, restricted stock awards, restricted stock units and/or salary stock units) pursuant to the terms of any agreement (including the Common Stock pursuant to the Underwriting Agreement, dated as of the date hereof, relating to the public offering of the Common Stock) or pursuant to any employee stock option plan, employee stock incentive plan or employee stock ownership plan of the Company, in each case, in effect at the Initial Sale Time or specifically described in the Registration Statement, the Prospectus or the Disclosure Package; (B) issue shares of Series B Preferred Stock upon the conversion, exercise, exchange or settlement of any securities that are convertible into, exercisable or exchangeable for, or which may be settled for shares of Series B Preferred Stock (including warrants, options, restricted stock awards, restricted stock units and salary stock units) and that are outstanding at the Initial Sale Time or specifically described in the Registration Statement, the Prospectus or the Disclosure Package (including the Series B Preferred Stock); (C) issue shares of Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans, in each case, in effect at the Initial Sale Time; (D) issue shares of Series B Preferred Stock to existing holders of such stock for purposes of effecting a stock dividend or stock split; (E) issue shares of Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock as consideration or partial consideration for any bona fide merger, acquisition, business combination or other strategic or commercial transaction or relationship; provided that the shares of Series B Preferred Stock, options, warrants or other convertible or exchangeable securities relating to Series B Preferred Stock so issued shall not have a fair market value (as reasonably determined by the Company after consultation with the Managers) in an amount greater than $5 billion, and further provided that the Managers shall have received an executed “lock-up” agreement, substantially in the form of Exhibit D hereto, for the balance of the lock-up period from each recipient of such securities issued pursuant to this clause (E); (F) file a registration statement on Form S-4 and/or Form S-8 (or any successor form) or file a prospectus under Canadian Securities Laws in connection with any of the foregoing; and (G) file any registration statement (or prospectus under Canadian Securities Laws) to the extent required by the exercise of a demand registration right by Motors Liquidation Company (“MLC”) pursuant to that certain

Equity Registration Rights Agreement, dated as of October 15, 2009, by and among the Company, the United States Department of the Treasury, 7176384 Canada Inc., the UAW Retiree Medical Benefits Trust, MLC and, for limited purposes, General Motors LLC (the “Equity Registration Rights Agreement”). Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

VII.

The Company represents and warrants to each of the several Underwriters that:

(a) As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) As of the date of the receipt received in respect of the Canadian Final MJDS Prospectus and any amendment thereto, the Canadian Final MJDS Prospectus (except for pricing information permitted to be omitted therefrom) provided full, true and plain disclosure of all material facts relating to the Shares, and did not and will not contain a misrepresentation (as such term is defined under Canadian Securities Laws).

(c) As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) As of the date of the Canadian 430A Pricing Prospectus and any Canadian Prospectus Amendment and as of the Closing Date, the Canadian 430A Pricing Prospectus will provide full, true and plain disclosure of all material facts relating to the Shares, and will not contain a misrepresentation (as such term is defined under Canadian Securities Laws).

(e) At the Initial Sale Time, the Disclosure Package and the Canadian MJDS Prospectuses did not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act), as supplemented and amended by and taken together with the Disclosure Package, conflicts in any material respect with the information contained in the Registration Statement and the Prospectus.

(h) As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and as of the Closing Date will comply in all material respects with the Securities Act.

(i) As of the date of the receipt received pursuant to NP 11-202 in respect of the Canadian Final MJDS Prospectus and any amendment thereto, the Company has fulfilled all requirements to be fulfilled by the Company, including the filing of the Canadian Preliminary MJDS Prospectus, the Canadian First Amended and Restated MJDS Prospectus, the Canadian Second Amended and Restated MJDS Prospectus, the Canadian Third Amended and Restated MJDS Prospectus, the Canadian Fourth Amended and Restated MJDS Prospectus, the Canadian Fifth Amended and Restated MJDS Prospectus, the Canadian Sixth Amended and Restated MJDS Prospectus and the Canadian Final MJDS Prospectus, but excluding the preparation and filing of the Canadian 430A Pricing Prospectus, to enable the Shares to be offered for sale and sold to the public in the Qualifying Jurisdictions by or through the Canadian Selling Firms. As of the date of the receipt received pursuant to NP 11-202 in respect of the Canadian Final MJDS Prospectus, the Canadian Final MJDS Prospectus complied in all material respects with Canadian Securities Laws. As of the date of filing of the Canadian 430A Pricing Prospectus and as of the Closing Date, the Canadian 430A Pricing Prospectus will comply in all material respects with Canadian Securities Laws.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in the foregoing clauses (a)-(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any Canadian MJDS Prospectus (or any amendment or supplement to any of the foregoing) (i) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use therein, or (ii) any information contained in any “free writing prospectus” (as defined under Rule 405 of the Securities Act) prepared by any Underwriter(s), except to the extent such information has been accurately extracted from the Prospectus or any Issuer Free Writing Prospectus prepared by the Company, or otherwise provided in writing by the Company and included in such free writing prospectus prepared by or on behalf of any Underwriter(s).

(j) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated therein; and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(k) Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus, since the date of the most recent financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the exercise of warrants described in the Registration Statement or the Disclosure Package and the grant and/or exercise of options or other equity-based awards under existing equity incentive plans described in the Registration Statement, the Disclosure Package and the Prospectus), long-term debt of the Company or any of the subsidiaries of the Company listed on Schedule VI hereto (the “Subsidiaries”), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l) All pending or, to the knowledge of the Company, threatened legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject and that are required by the Securities Act or Canadian Securities Laws, as applicable, to be disclosed in the Registration Statement, the Disclosure Package, the Prospectus and/or the Canadian MJDS Prospectuses have been accurately described therein (to the extent required by the Securities Act or Canadian Securities Laws, as applicable) in all material respects. There are no material regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or the Canadian MJDS Prospectuses or to be filed as exhibits to the Registration Statement or pursuant to Canadian Securities Laws that are not described or filed as required. No litigation or proceeding is pending, or, to the knowledge of the Company, threatened to restrain or enjoin the issuance or delivery of the Shares, or which in any way affects the validity of the Shares.

(m) The Company has filed the Registration Statement with the Commission, and such Registration Statement has been declared effective by the Commission under the Securities Act.

The Company is eligible to make use of the MJDS established by NI 71-101, or has obtained exemptive relief from the applicable MJDS eligibility requirements in each of the Qualifying Jurisdictions and has provided to the Underwriters true, correct and complete copies of all such exemptive orders, for the distribution of the Shares in the Qualifying Jurisdictions. Each Canadian MJDS Prospectus conforms to the corresponding Preliminary Prospectus or Prospectus, as applicable, except for such deletions therefrom and additions thereto as are permitted under or required by NI 71-101. The Company has received a receipt pursuant to NP 11-202 for each of the Canadian MJDS Prospectuses from each of the Canadian Securities Commissions. The Company is not an “ineligible issuer,” as defined under the Securities Act, at the times specified in the Securities Act in connection with the offering of the Shares, nor is the Company on a list of “defaulting issuers” in any of the Qualifying Jurisdictions. No stop order suspending the effectiveness of the Registration Statement in the United States is in effect, and no proceedings for such purpose are pending before, or, to the knowledge of the Company, threatened by, the Commission.

(n) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Disclosure Package.

(o) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, including the issuance and sale of the Shares, and any certificate of designation relating to the Series B Preferred Stock (the “Certificate of Designation”), do not and will not contravene or violate any provision of applicable law or the certificate of incorporation or by-laws of the Company or any indenture, mortgage or other agreement or instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary.

(p) No material authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority in the United States or in Canada is required on the part of the Company for the issuance and sale of the Shares in accordance with this Agreement other than (i) the registration of the Shares under the Securities Act, (ii) compliance with the securities or “Blue Sky” laws of various jurisdictions, (iii) those required by the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the NYSE, (iv) the qualification of the Shares under Canadian Securities Laws for distribution to the public, or (v) those that have already been obtained.

(q) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) The Company has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement (and the consummation of the transactions contemplated thereby) and the Shares has been duly and validly taken.

(s) The authorized and outstanding capitalization of the Company conforms in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(t) The Shares, and all other outstanding shares of capital stock of the Company, have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been issued, delivered and paid for in accordance with this Agreement, such Shares will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus; except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the issuance or sale of the Shares is not subject to any preemptive or similar rights, the shares of common stock into which the Series B Preferred Stock are convertible have been duly authorized and reserved, and, when issued upon conversion of the Series B Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to and preemptive or similar rights and there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Disclosure Package or the Prospectus) and are so owned free and clear of any lien, charge, encumbrance or security interest, except for such liens, charges, encumbrances or security interests that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) Except as disclosed in the Registration Statement, the Disclosure Package, the Prospectus or the Canadian MJDS Prospectuses, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act or Canadian Securities Laws by reason of the filing of the Registration Statement with the Commission or the filing of the Canadian MJDS Prospectuses with the Canadian Securities Commissions or the issuance and sale of the Shares.

(v) The Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act. The Company has obtained from the Canadian Securities Commissions relief from the applicable registration and prospectus requirements in connection with the use of electronic roadshow materials for the offering contemplated hereby during the “waiting period” and any conditions of such relief to be complied with by the Company have been complied with by the Company in all material respects.

(w) The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all material real and personal property that is currently employed by them in connection with the business now operated by them as described in the Disclosure Package and the Prospectus, in each case free and clear of all liens and encumbrances, except such as (i) are described in the Registration Statement, the Disclosure Package or the Prospectus or (ii) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) The Company and its Subsidiaries own, license or otherwise possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent rights, inventions, copyrights, trade secrets, trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the Disclosure Package and the Prospectus, except as such would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if determined adversely to the Company or its Subsidiaries, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) Except for matters that are described in the Registration Statement, the Disclosure Package or the Prospectus or that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(z) Except as would not give rise to any material liabilities under Environmental Laws, the Company represents to the best of its knowledge and belief that: (i) the Company and its

Subsidiaries are, and at all prior times were, in material compliance with all applicable federal, state, local and foreign laws, rules and regulations relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, or Release of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) the Company and its Subsidiaries have not received notice of any liability under or relating to violation of, any Environmental Laws, including for the investigation or remediation of any Release of Hazardous Materials, (iv) there are no proceedings that are pending against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings in which it is reasonably believed that no monetary sanctions in excess of $100,000 will be imposed, (v) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries taken as a whole, and (vi) none of the Company and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa) To the knowledge of the Company, there has been no storage, generation, transportation, use, handling, treatment, or Release of Hazardous Materials by, relating to or caused by the Company or any of its Subsidiaries at, on, under or from any property or facility owned or operated by the Company in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment.

(bb) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus or as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (other than a “multiemployer plan” within the meaning of Section 3(37) of ERISA)

(each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA) and is reasonably expected to be satisfied in the future (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan covered by Title IV of ERISA; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, a Plan (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole; and (vii) there has not been and is not reasonably likely to be a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year.

(cc) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus: (i) the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) the Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles and include policies and procedures that: (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions of and dispositions of the assets of the Company;

(B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its subsidiaries in accordance with United States generally accepted accounting principles, and that the receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (C) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on the consolidated financial statements of the Company and its subsidiaries. Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (X) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (Y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(dd) Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, affiliate, agent, employee or representative acting on behalf of the Company or any of its subsidiaries, has violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any money, property, gifts or anything else of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or any candidate for foreign political office in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance therewith.

(ee) The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or of any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC Sanctions”).

The Company represents that it will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of OFAC Sanctions.

(gg) Except as otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Package, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

The representations, warranties and covenants of the Company set forth in this Agreement shall survive the execution and delivery of this Agreement and the issuance and sale of the Shares. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Article V hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truth of the representations contained in this Agreement and hereby consents to such reliance.

Each of the Underwriters, severally and not jointly, represents, warrants and covenants to the Company that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act), other than a Permitted Free Writing Prospectus, without the prior written consent of the Company. Any free writing prospectus or Permitted Free Writing Prospectus prepared by or on behalf of such Underwriter will only be used by such Underwriter if it complies in all material respects with the requirements of the Securities Act.

Each of the Underwriters, severally and not jointly, represents, warrants and covenants to the Company that it is aware that other than registering and qualifying the Shares under the Securities Act and Canadian Securities Laws, and complying with any applicable U.S. state securities or “Blue Sky” laws and Canadian Securities Laws, no action has been or will be taken by the Company that would permit the offer or sale of the Shares or possession or distribution of the Prospectus, the Canadian 430A Pricing Prospectus, or any other offering material relating to the Shares in any jurisdiction where action for that purpose is required. Accordingly, each Underwriter agrees that it will observe all applicable laws and regulations in each jurisdiction in or from which it may directly or indirectly acquire, offer, sell or deliver Shares or have in its possession or distribute the Prospectus, the Canadian 430A Pricing Prospectus or any other offering material relating to the Shares, and each Underwriter will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Shares under the laws and regulations in force in any such jurisdiction to which it is subject or in which it makes such purchase, offer or sale. Neither the Company nor any Underwriter shall have any responsibility for determining what compliance is necessary by any Underwriter or any other Underwriter or for the Underwriters or any other Underwriter obtaining such consents, approvals or permissions. Each Underwriter further agrees that it will take no action that will impose any obligations on the Company or the other Underwriters. Subject to the foregoing, each Underwriter shall, unless prohibited by applicable law, not enter into a contract of sale with any prospective purchaser of the Shares until the Disclosure Package has been conveyed to the prospective purchaser (it being acknowledged and agreed by the Company that the Canadian Selling Firms will not provide a copy of the Disclosure Package to prospective purchasers in Canada and will instead provide a copy of the relevant Canadian MJDS Prospectuses). Without the Company’s consent, the Underwriters are not authorized to give any information or to make any representation not contained in the Prospectus, the Canadian MJDS Prospectuses or any documents specifically referred to therein in connection with the offer and sale of the Shares.

VIII.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, as between the Company (on the one hand) and the Underwriters (on the other hand), the Company will be responsible for, and will pay or cause to be paid, all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and in connection with the registration and delivery of the Shares under the Securities Act and the qualification and delivery of the Shares in Canada under Canadian Securities Laws and all other fees or expenses of the Company in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, the Canadian MJDS Prospectuses and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or World Sky memorandum in connection with the offer and sale of the Shares and the shares of Common Stock under state securities laws, securities laws of foreign jurisdictions and all reasonable expenses in connection with the qualification of the Shares and the shares of Common Stock for offer and sale under state securities laws and any applicable foreign jurisdictions, including filing fees and the reasonably incurred fees and disbursements of outside counsel for the Underwriters in an amount not to exceed $450,000 in the aggregate in connection with such qualification and in connection with the Blue Sky or World Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of outside counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and the shares of Common Stock by FINRA in an amount not to exceed $300,000 in the aggregate,

(v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Series B Preferred Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show or the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost attributable to representatives and officers of the Company and any such consultants of any shared transportation in connection with the road show; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Article. It is understood, however, that except as provided in this Article VIII, Article IX and Article XV, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

IX.

The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter and each of such Underwriter’s and such person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any broadly available road show or the Disclosure Package, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) any misrepresentation or alleged misrepresentation (as such term is defined under Canadian Securities Laws) contained in any Canadian MJDS Prospectus, or any amendment or supplement thereto; provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by an Underwriter to the Company or its representatives expressly for use in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any broadly available road show, the Disclosure Package or the Canadian MJDS Prospectuses or any amendment or supplement thereto.

Each Underwriter severally agrees to indemnify and hold harmless the Company, its affiliates, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the Company’s and such person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Permitted Free Writing Prospectus, the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of the Underwriter, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; or (b) any misrepresentation or alleged misrepresentation (as such term is defined under Canadian Securities Laws) contained in any Canadian MJDS Prospectus, or any amendment or supplement thereto, in each case as to the Registration Statement, any Permitted Free Writing Prospectus, the Disclosure Package, the Prospectus, the Canadian MJDS Prospectuses, or any amendment or supplement thereto, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus or the Canadian 430A Pricing Prospectus entitled “Underwriting” or any amendment or supplement thereto, only with respect to the names of the underwriters appearing on the front and back cover page of any Preliminary Prospectus or Prospectus, if any, the names of the Underwriters, the amount of any selling concession and reallowance and any discussion of any stabilization activities, over-allotment activities, penalty bids or similar types of activities appearing under the heading “Underwriting” in any Preliminary Prospectus, the Prospectus or any Canadian MJDS Prospectus, or was otherwise made in reliance on and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, any Permitted Free Writing Prospectus, the Disclosure Package, the Prospectus, the Canadian MJDS Prospectuses or any amendment or supplement thereto, or is contained in any free writing prospectus that is not a Permitted Free Writing Prospectus prepared by or on behalf of the Underwriter (except to the extent such information has been accurately extracted from the Prospectus or any Permitted Free Writing Prospectus prepared by or on behalf of the Company).

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel relating to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Article IX is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriters on the other from the offering of the Shares, (ii) if an Underwriter is the indemnifying party, in such proportion as is appropriate to reflect the Underwriter’s relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, and where applicable, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article IX were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Article IX concerning contribution, no indemnifying party shall be required to make contribution in respect of such losses, claims, damages or liabilities in any circumstances in which such party would not have been required to provide indemnification. Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act, applicable Canadian Securities Laws or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article IX are several, in proportion to the respective principal amounts of Shares purchased by each of such Underwriters, and not joint. The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Article IX and the representations and warranties of the Company and the Underwriters in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Shares.

X.

The Managers on behalf of the Underwriters may terminate this Agreement (upon consultation with the Company) at any time prior to the time on the Closing Date at which payment would otherwise be due under this Agreement to the Company if (i) in the opinion of the Managers, a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or there shall have been a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in its view will have a materially adverse effect on the success of the offering and distribution of the offered Shares or (ii) trading in securities generally on the NYSE shall have been suspended generally or materially limited. In the event of any such termination and after consultation with the Company, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of any Underwriter or on the part of the Company and each party will pay its own expenses.

XI.

The Company and each Underwriter acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated by this Agreement (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Each Underwriter represents and warrants to the Company that, except as previously disclosed in writing to the Company, neither the Underwriter nor any affiliate thereof, to the best of their respective knowledge, has any current arrangement with any third party which would permit such Underwriter or any such affiliate to benefit financially, directly or indirectly, from the Underwriter’s participation in the determination of the terms of the offering, including the pricing of the Shares. Additionally, each Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

XII.

This Agreement shall be binding upon the Underwriters and the Company, and inure solely to the benefit of the Underwriters and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XIII.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing and if to an Underwriter shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), or registered mail to such Underwriter at its address or facsimile number and if to the Company shall be sufficient in all respects if delivered or sent by facsimile or registered mail to the Company at 300 Renaissance Center, Detroit, Michigan 48265, facsimile number 313-665-4979, marked for the attention of the Secretary. Notices shall be provided to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, facsimile number (212) 622-8358, Attention: Equity Syndicate Desk. All notices hereunder shall be effective on receipt.

XIV.

If, on the Closing Date or any Option Closing Date, as the case may be, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder on such date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated, severally, to take and pay for (in the respective proportions which the amount of Firm Shares set forth opposite their names on Schedule III hereto bears to the aggregate amount of Firm Shares set forth opposite the names of all of the remaining non-defaulting Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date. Notwithstanding the foregoing, if: (a) the aggregate amount of Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date shall exceed 10% of the aggregate amount of Firm Shares to be purchased on such date, after giving effect to any alternative arrangements for the purchase of such Firm Shares that are satisfactory to the Managers and the Company and which are made within thirty-six (36) hours after the Closing Date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Firm Shares, and if such non-defaulting Underwriters do not purchase all of the Firm Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company, except that the provisions of Article IX shall not terminate and shall remain in effect, and (b) the aggregate amount of Additional Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on any Option Closing Date shall exceed 10% of the aggregate amount of Additional Shares to be purchased on such date, after giving effect to any alternative arrangements for the purchase of such Additional Shares that are satisfactory to the Managers and the Company and which are made within thirty-six (36) hours after such Option Closing Date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Additional Shares. In the event of a default by any Underwriter as set forth in this Article XIV, the Closing Date or an Option Closing Date, as the case may be, shall be postponed for such period, not exceeding five (5) business days, as the Managers and the Company shall determine in order that the required changes in the Registration Statement, the Prospectus, the Canadian Final MJDS Prospectus and/or the Canadian 430A Pricing Prospectus, or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages caused by its default hereunder.

XV.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of a default by any of the Underwriters), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Shares.

Unless this Agreement has been validly terminated pursuant to the immediately preceding paragraph or pursuant to Article X, the Managers shall reimburse the Company for its expenses incurred in connection with the offering of the Series B Preferred Stock, which the Managers and the Company agree shall be equal to the lesser of (a) $3 million and (b) the product of (i) the sum of (x) the fees and expenses of Jenner & Block LLP incurred in connection with the offering of the Series B Preferred Stock and the concurrent offering of the Common Stock and (y) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Series B Preferred Stock and the concurrent offering of the Common Stock (including any fees paid to Imagination the Americas Inc.) and (ii) the ratio of the gross proceeds from the offering of the Series B Preferred Stock to the combined gross proceeds of the offering of the Series B Preferred Stock and the offering of the Common Stock.

XVI.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XVII.

Any action by the Underwriters hereunder may be taken by the Managers on behalf of the Underwriters (and their respective affiliates), and any such action taken by the Managers shall be binding upon the Underwriters (and their respective affiliates).

XVIII.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

******

Very truly yours,

GENERAL MOTORS COMPANY

By:
Name:
Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED J.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule III hereto

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

SCHEDULE I

TERM SHEET

[To Come]

SCHEDULE II

PERMITTED FREE WRITING PROSPECTUSES

1.	The Term Sheet attached as Schedule I hereto.
2.	The Issuer Free Writing Prospectus filed by the Company with the Commission pursuant to Rule 433(f) under the Securities Act on October 15, 2010.
3.	The Issuer Free Writing Prospectus filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act on November 10, 2010.

SCHEDULE III

UNDERWRITERS

Underwriter	Amount of Shares
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
RBC Capital Markets Corporation
Banco Bradesco BBI S.A.
CIBC World Markets Corp.
Commerz Markets LLC
BNY Mellon Capital Markets, LLC
ICBC International Securities Limited
Itau BBA USA Securities, Inc.
Lloyds TSB Bank plc
China International Capital Corporation Hong Kong Securities Limited
Loop Capital Markets LLC
The Williams Capital Group, L.P.
Soleil Securities Corporation
Scotia Capital (USA) Inc.
SMBC Nikko Capital Markets Limited
U.S. Bancorp Investments, Inc.
Sanford C. Bernstein & Co., LLC
Cabrera Capital Markets, LLC
CastleOak Securities, L.P.
CF Global Trading LLC
C.L. King & Associates, Inc.
CRT Investment Banking LLC
FBR Capital Markets & Co.
Gardner Rich, LLC
Lebenthal & Co., LLC
M. R. Beal & Company
Muriel Siebert & Co., Inc.
Samuel A. Ramirez & Company, Inc.

Total

SCHEDULE IV

DIRECTORS AND EXECUTIVE OFFICERS TO EXECUTE LOCK-UP

Directors

Daniel F. Akerson

David Bonderman

Erroll B. Davis, Jr.

Stephen J. Girsky

E. Neville Isdell

Robert D. Krebs

Philip A. Laskawy

Kathryn V. Marinello

Patricia F. Russo

Carol M. Stephenson

Cynthia A. Telles

Edward E. Whitacre, Jr.

Executive Officers

Daniel Ammann

Jaime Ardila

Mary T. Barra

Selim Bingol

Nicholas S. Cyprus

Terry S. Kline

Timothy E. Lee

Christopher P. Liddell

Michael P. Millikin

Thomas G. Stephens

David N. Reilly

Mark L. Reuss

SCHEDULE V

LIST OF PRINCIPAL SUBSIDIARIES

OnStar, LLC

General Motors of Canada Limited

Adam Opel GmbH

General Motors UK Limited

General Motors de Mexico, S. de R.L. de C.V.

General Motors Espana, S.L.U.

General Motors do Brasil Ltda.

GM Daewoo Auto and Technology Company

EXHIBIT A-1

OPINION OF AN ATTORNEY ON THE LEGAL STAFF OF THE COMPANY

[Name[s] of managing underwriter[s]]

  as Representative[s] of the several Underwriters named in

  the Underwriting Agreement referred to below

[c/o][[name of lead manager]]

[address of lead manager]

Ladies and Gentlemen:

I am issuing this letter in my capacity as an Attorney on the Legal Staff of General Motors Company (the “Company”) in response to the requirements of Article V, paragraph (e) of the Series B Preferred Stock Offering Underwriting Agreement dated [             ], 20[    ] (the “Underwriting Agreement”) by and among the Company and [                    ] (the “Managers”), as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement relates to the offering (the “Offering”) of the [    ]% Series B Mandatory Convertible Junior Preferred Stock, $0.01 par value of the Company (the “Shares”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, I have among other things read:

(a)	the Registration Statement on Form S-1 (Registration No. 333-168919), filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Offering under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, as amended, is herein called the “Registration Statement”);

(b)	the Prospectus of the Company dated [ ], 20[ ] (the “Prospectus”);

(c)	the preliminary prospectus of the Company dated [ ], 20[ ] together with the Permitted Free Writing Prospectuses listed on Schedule II to the Underwriting Agreement;

(d)	an executed copy of the Underwriting Agreement;

(e)	a specimen of the Shares (if any);

(f)	a copy of the resolutions of the Board of Directors of the Company (the “Board”) adopted on [ ], 20[ ] and the resolutions of a Committee of the Board adopted on [ ], 20[ ];

(g)	a copy of the Restated Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware;

(h)	a copy of the By-Laws of the Company; and

(i)	copies of all certificates and other documents delivered today in connection with the consummation of the Offering.

In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

I have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for my examination.

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

(i) the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(ii) the authorized, issued and outstanding capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Disclosure Package and the Prospectus;

(iii) the Shares have been duly authorized, are validly issued, fully paid and non-assessable and conform in all material respects as to legal matters to the description of the Shares contained in the Prospectus, as amended or supplemented, and the shares of

2

common stock into which the Shares are convertible are duly authorized and reserved and, when issued upon conversion of the Shares in accordance with their terms, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights;

(iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and enforceable against the Company in accordance with its terms;

(v) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance or sale of the Shares in accordance with the Underwriting Agreement, other than the registration of the Shares under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing of the Shares and compliance with any laws of any foreign jurisdiction or the state securities or “blue sky” laws of various jurisdictions;

(vi) the issuance and sale of the Shares pursuant to the Underwriting Agreement and compliance by the Company with all of the provisions of the Shares, and the execution and delivery of the Certificate of Designation, do not and will not contravene any provision of applicable law (except I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or result in any violation by the Company of any of the terms or provisions of the certificate of incorporation or by-laws of the Company or of any material indenture, mortgage or other agreement or instrument known to me, by which the Company is bound (except that I express no opinion as to compliance with any financial tests or cross-default provision in any such agreement);

(vii) the statements under the captions “Description of Series B Preferred Stock,” “Description of Capital Stock” and “Business—Legal Proceedings” in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings; and

(viii) the Registration Statement is effective under the Securities Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefore initiated or threatened by the Commission.

With respect to clause (v) above, my opinion is based upon the participation by one or more attorneys, who are members of the General Motors Legal Staff with whom I have worked, in the preparation of the Registration Statement and the Prospectus and review and discussion of

3

the contents thereof and upon my general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Company and its auditors, but is without independent check or verification except as stated herein.

************

Except as set forth in paragraph (vii) above, I make no representation that I have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus were sufficient to cause the Prospectus or the Registration Statement to be accurate, complete or fair (including the actions described in the next paragraph).

I have participated in the preparation of the Registration Statement, the Prospectus and the Disclosure Package. During the course of such preparation, I have examined various documents, including those listed at the beginning of this letter, and have participated in various conferences with representatives of and other counsel of the Company, and with representatives of the independent accountants for the Company and representatives of and counsel to the Managers, at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package were reviewed and discussed.

Based on my participation in the conferences and discussions identified above, my understanding of applicable law and the experience that I have gained in the practice thereunder, I advise you that no fact came to my attention that caused me to conclude that (i) the Registration Statement, as of the date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-1 or (iv) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

************

I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are

4

applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.

In preparing this letter I have relied without independent verification upon the following: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Company; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (i), I have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. I have not undertaken any investigation or search of court records for purposes of this letter.

I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

I am a member of the Bar of the State of Michigan, and I express no opinion as to the laws of any other jurisdiction, other than the law of the State of Delaware, the law of the State of Michigan and the federal law of the United States. I know that the Underwriting Agreement is stated to be governed by the laws of the State of New York. However, for purposes of rendering this opinion, I have assumed that the Underwriting Agreement is stated to be governed by the laws of the State of Michigan.

I express no opinion with respect to any state securities or “blue sky” laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or schedules, the notes related thereto, or other financial or accounting data derived therefrom, set forth in (or omitted from) the Registration Statement or the Prospectus or (ii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters.

My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

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My opinion in paragraph (iv) is subject to the reservations and qualifications that enforcement may be limited or affected by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and that rights to indemnity under the Underwriting Agreement may be limited under applicable U.S. Federal or state law.

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

[                    ]

[Attorney on the Legal Staff]

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EXHIBIT A-2

OPINION OF COUNSEL TO THE COMPANY

[Name[s] of managing underwriter[s]]

  as Representative[s] of the several Underwriters named in

  the Underwriting Agreement referred to below

[c/o][[name of lead manager]]

[address of lead manager]

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for General Motors Company (the “Company”) in response to the requirements of Article V, paragraph (f) of the Series B Preferred Stock Offering Underwriting Agreement dated [             ], 20[    ] (the “Underwriting Agreement”) by and among the Company and [                    ] (the “Managers”) as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement relates to the offering (the “Offering”) of the [    ]% Series B Mandatory Convertible Junior Preferred Stock, $0.01 par value of the Company (the “Shares”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, we have among other things read:

(a) the Registration Statement on Form S-1 (Registration No. 333-168919), filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Offering under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, as amended, is herein called the “Registration Statement”);

(b) the Prospectus of the Company dated [             ], 20[    ] (the “Prospectus”);

(c) the preliminary prospectus of the Company dated [             ], 20[    ] together with the Permitted Free Writing Prospectuses listed on Schedule II to the Underwriting Agreement;

(d) an executed copy of the Underwriting Agreement;

(e) a specimen of the Shares (if any);

(f) a copy of the resolutions of the Board of Directors of the Company (the “Board”) adopted on [             ], 20[    ] and the resolutions of a Committee of the Board adopted on [             ], 20[    ];

(g) a copy of the Restated Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware;

(h) a copy of the By-Laws of the Company; and

(i) copies of all certificates and other documents delivered today in connection with the consummation of the Offering.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

(i) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Disclosure Package and the Prospectus;

(ii) the Shares have been duly authorized, are validly issued, fully paid and non-assessable and conform in all material respects as to legal matters to the description of the Shares contained in the Prospectus;

(iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and enforceable against the Company in accordance with its terms; and

(iv) the statements in the Disclosure Package and the Prospectus under the captions “Description of Series B Preferred Stock” and “Description of Capital Stock,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings.

***

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Registration Statement and the Prospectus involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or the Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement, except to the extent otherwise explicitly indicated in numbered paragraph (iv) above.

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We have participated in the preparation of the Registration Statement, the Prospectus and the Disclosure Package. During the course of such preparation, we examined various documents, including those listed at the beginning of our letter, and participated in various conferences with representatives of and counsel of the Company, and with representatives of the independent accountants for the Company and representatives of and counsel to the Managers, at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package were reviewed and discussed.

Based on our participation in the conferences and discussions identified above, our understanding of applicable law and the experience that we have gained in the practice thereunder, we advise you that no fact came to our attention that caused us to conclude that (i) the Registration Statement, as of the date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-1 or (iv) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

***

Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

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In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement, in the other documents specifically identified at the beginning of this letter as having been read by us and in the certificates and other documents executed by the Company and delivered to you in connection with the consummation of the Offering; (iii) the opinion of an attorney on the Legal Staff of the Company with respect to the Offering; (iv) factual information provided to us by the Company or its representatives; and (v) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Jenner & Block LLP at that time who spent substantial time representing the Company in connection with the Offering after consultation with such other attorneys as they deem appropriate.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers: (i) any foreign or state securities (or “blue sky”) laws or regulations; (ii) any financial statements or schedules, the notes related thereto, or other financial or accounting data derived therefrom, set forth in (or omitted from) the Registration Statement or the Prospectus; (iii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters; or (iv) the rules and regulations of the New York Stock Exchange, Inc. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response

4

to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Jenner & Block LLP

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EXHIBIT A-3

OPINION OF CANADIAN COUNSEL TO THE COMPANY

[Name[s] of managing underwriter[s]]

    as Representative[s] of the several Underwriters named in

    the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

We are issuing this letter in our capacity as Canadian counsel to General Motors Company (the “Company”) in response to the requirements of Article V, paragraph (g) of the Preferred Stock Offering Underwriting Agreement dated [             ], 20[    ] (the “Underwriting Agreement”) by and among the Company and [                    ] (the “Managers”) as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement relates to the offering (the “Offering”) of the [    ]% Series B Mandatory Convertible Junior Preferred Stock, $0.01 par value, of the Company (the “Shares”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

A.	Documentation

As Canadian counsel to the Company and jointly with U.S. counsel to the Company and U.S. and Canadian counsel to the Underwriters, we have participated in the preparation of and have reviewed:

(a)	the Underwriting Agreement;

(b)	the English and French versions of the Canadian preliminary (preferred stock) MJDS prospectus of the Company dated August 18, 2010 (the “Canadian Preliminary MJDS Prospectus”), which have been filed with the securities regulatory authorities (the “Qualifying Authorities”) in each province and territory in Canada (the “Qualifying Jurisdictions”);

(c)	the English and French versions of the first amended and restated Canadian preliminary (preferred stock) MJDS prospectus of the Company dated September 23, 2010 (the “Canadian First Amended and Restated MJDS Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions;

(d)	the English and French versions of the second amended and restated Canadian preliminary (preferred stock) MJDS prospectus of the Company dated October 14, 2010 (the “Canadian Second Amended and Restated MJDS Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions;

(e)	the English and French versions of the third amended and restated Canadian preliminary (preferred stock) MJDS prospectus of the Company dated October 25, 2010 (the “Canadian Third Amended and Restated MJDS Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions;

(f)	the English and French versions of the fourth amended and restated Canadian preliminary (preferred stock) MJDS prospectus of the Company dated October 29, 2010 (the “Canadian Fourth Amended and Restated MJDS Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions;

(g)	the English and French versions of the fifth amended and restated Canadian preliminary (preferred stock) MJDS prospectus of the Company dated November 3, 2010 (the “Canadian Fifth Amended and Restated MJDS Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions;

(h)	the English and French versions of the sixth amended and restated Canadian preliminary (preferred stock) MJDS prospectus of the Company dated November 10, 2010 (the “Canadian Sixth Amended and Restated MJDS Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions;

(i)	the English and French versions of the Canadian final (preferred stock) MJDS prospectus of the Company dated [ ], 2010 (the “Canadian Final MJDS Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions; and

(j)	the English and French versions of the MJDS prospectus that contains the information permitted to be omitted from the Prospectus included as part of the Registration Statement at the time of effectiveness of the Registration Statement, as permitted under Rule 430A, dated [ ], 2010 (the “Canadian 430A Pricing Prospectus”), which have been filed with the Qualifying Authorities in each of the Qualifying Jurisdictions.

2

B.	Jurisdiction

We are solicitors qualified to practise law in the Provinces of Ontario, Alberta and Québec and, except to the extent that we rely upon opinions of other counsel as herein set forth, we express no opinion as to any laws or any matters governed by any laws other than the laws of the Provinces of Ontario, Alberta and Québec and the federal laws of Canada applicable therein. Our opinions set forth herein in respect of the laws of the Province of Québec are limited exclusively to those set forth in paragraphs 1, 2, 3 and 5 and we are not in any other paragraph of this opinion letter expressing any opinion in respect of the laws of the Province of Québec. Our opinions set forth herein in respect of the laws of the Province of Alberta are limited exclusively to those set forth in paragraphs 1, 2 and 3 and we are not in any other paragraph of this opinion letter expressing any opinion in respect of the laws of the Province of Alberta.

In expressing the opinions in paragraphs 1, 2 and 3, we have relied, as to matters governed by the laws of the Qualifying Jurisdictions other than the Provinces of Ontario, Alberta and Québec, upon opinions of local counsel in each of such provinces and territories, copies of which have been delivered to you. In relying on such opinions we believe that the form and scope of such opinions are satisfactory and the opinions expressed in paragraphs 1, 2 and 3 are limited in scope to the matters upon which such counsel has opined and are subject to the assumptions, qualifications, restrictions and conditions contained in such opinions, which assumptions, qualifications, restrictions and conditions are incorporated herein by reference.

C.	Filings

The English language form of the Canadian Preliminary MJDS Prospectus, the Canadian First Amended and Restated MJDS Prospectus, the Canadian Second Amended and Restated MJDS Prospectus, the Canadian Third Amended and Restated MJDS Prospectus, the Canadian Fourth Amended and Restated MJDS Prospectus, the Canadian Fifth Amended and Restated MJDS Prospectus, the Canadian Sixth Amended and Restated MJDS Prospectus, the Canadian Final MJDS Prospectus and the Canadian 430A Pricing Prospectus (the “Canadian Prospectuses”) have been filed with the Qualifying Authorities having jurisdiction in each of the provinces and territories of Canada and the French language form of the Canadian Prospectuses have been filed with the Qualifying Authorities in the Province of Québec.

D.	Scope of Examinations

In connection with the opinions expressed in this letter, we have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary, including, without limitation:

(a)	the passport system (“Passport System”) decision document for the Canadian Preliminary MJDS Prospectus dated August 19, 2010, issued by the Ontario Securities Commission (the “Principal Regulator”) evidencing the receipts of each of the Qualifying Authorities for the Canadian Preliminary MJDS Prospectus;

3

(b)	the Passport System decision document for the Canadian First Amended and Restated MJDS Prospectus dated September 27, 2010, issued by the Principal Regulator evidencing the receipts of each of the Qualifying Authorities for the Canadian First Amended and Restated MJDS Prospectus;

(c)	the Passport System decision document for the Canadian Second Amended and Restated MJDS Prospectus dated October 15, 2010, issued by the Principal Regulator evidencing the receipts of each of the Qualifying Authorities for the Canadian Second Amended and Restated MJDS Prospectus;

(d)	the Passport System decision document for the Canadian Third Amended and Restated MJDS Prospectus dated October 26, 2010, issued by the Principal Regulator evidencing the receipts of each of the Qualifying Authorities for the Canadian Third Amended and Restated MJDS Prospectus;

(e)	the Passport System decision document for the Canadian Fourth Amended and Restated MJDS Prospectus dated October 29, 2010, issued by the Principal Regulator evidencing the receipts of each of the Qualifying Authorities for the Canadian Fourth Amended and Restated MJDS Prospectus;

(f)	the Passport System decision document for the Canadian Fifth Amended and Restated MJDS Prospectus dated November 3, 2010, issued by the Principal Regulator evidencing the receipts of each of the Qualifying Authorities for the Canadian Fifth Amended and Restated MJDS Prospectus;

(g)	the Passport System decision document for the Canadian Sixth Amended and Restated MJDS Prospectus dated November 10, 2010, issued by the Principal Regulator evidencing the receipts of each of the Qualifying Authorities for the Canadian Sixth Amended and Restated MJDS Prospectus; and

(h)	the Passport System decision document for the Canadian Final MJDS Prospectus dated [ ], 2010, issued by the Principal Regulator evidencing the receipts of each of the Qualifying Authorities for the Canadian Final MJDS Prospectus (the decision documents described in paragraphs (a) through (h) immediately above, collectively the “Passport Documents”).

E.	Assumptions and Reliances

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

In expressing the opinion in paragraphs 1 and 3, we have relied upon the Passport Documents, and we have assumed that all necessary corporate action has been taken by the

4

Company to authorize the execution and delivery of each of the Canadian Prospectuses (in both the English and French languages) and the filing thereof under Canadian securities laws in each of the Qualifying Jurisdictions.

On the basis of the foregoing, we are of the opinion that:

1.	A final Passport System decision document has been obtained from the Principal Regulator on behalf of itself and the other Qualifying Authorities in respect of the Canadian Final MJDS Prospectus and all necessary documents have been filed, all requisite proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the securities laws of each of the Qualifying Jurisdictions to qualify the distribution of the Shares to the public in each of the Qualifying Jurisdictions through investment dealers or brokers registered under applicable securities laws of the Qualifying Jurisdictions who have complied with the applicable provisions of such securities laws. For purposes of this paragraph, “securities laws” means the applicable securities laws and the respective regulations and rules made under those securities laws together with all applicable instruments, policy statements, blanket orders and rulings of the applicable securities regulatory authorities.

2.	No prospectus or registration pursuant to the dealer registration requirements under the securities laws of each of the Qualifying Jurisdictions is required, nor are other documents required to be filed, proceedings taken or authorizations, approvals, permits, consents or orders of regulatory authorities obtained under the securities laws of each of the Qualifying Jurisdictions to permit the distribution by the Company of the shares of common stock of the Company issuable upon conversion of the Shares (the “Underlying Securities”) in accordance with their terms to the holders thereof.

3.	No prospectus or registration pursuant to the dealer registration requirements under the securities laws of each of the Qualifying Jurisdictions is required, nor are other documents required to be filed, proceedings taken or authorizations, approvals, permits, consents or orders of regulatory authorities obtained under the securities laws of each of the Qualifying Jurisdictions to permit a holder of Underlying Securities to trade those securities, either through registrants or dealers registered under applicable laws who comply with those applicable laws or in circumstances in which there is an exemption from the registration requirements of the securities laws; provided that such trade is not a “control distribution”, as that term is defined in National Instrument 45-102—Resale of Securities.

4.	The information in the Canadian Prospectuses under the caption “Certain Canadian Federal Income Tax Consequences for Non-U.S. Holders” has been reviewed by us and is correct in all material respects.

5.

All laws of the Province of Québec relating to the use of the French language (other than those relating to oral communications as to which we express no opinion) will have been complied with in connection with the offer and sale of the Shares to purchasers in the Province of Québec if such purchasers have received copies of the Canadian Prospectuses

5

in the French language only or in both the English and French languages, together with, in each case, a form of order and confirmation in the French language only or in a bilingual form.

The opinions in this letter are given solely for the benefit of the Underwriters and their affiliates in connection with the transactions referred to and may not, in whole or in part, be relied upon by or shown or distributed to any other person.

Very truly yours,

6

EXHIBIT B

OPINION OF TAX COUNSEL OF, OR TAX COUNSEL TO, THE COMPANY

The opinion of the Tax Counsel of, or tax counsel to, the Company, to be delivered pursuant to Article V, paragraph (h) of the document entitled General Motors Company Underwriting Agreement shall be to the effect that:

The statements made in the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Tax Considerations” that are summaries of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute, in all material respects, accurate summaries of the U.S. federal income tax consequences that are reasonably anticipated to be material to holders who purchase Shares pursuant to the Prospectus, subject to the qualifications set forth in such discussion.

EXHIBIT C-1

OPINION OF COUNSEL FOR THE UNDERWRITERS

[Name[s] of managing underwriter[s]]

as Representative[s] of the several Underwriters named in

the Underwriting Agreement referred to below

[c/o][[names of lead managers]]

[addresses of lead managers]

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in Schedule III to the Underwriting Agreement dated [                         ], 20[__] (the “Underwriting Agreement”) with General Motors Company, a Delaware corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [•] shares (the “Shares”) of its [•]% Series B Mandatory Convertible Junior Preferred Stock. The Shares include [•] shares of [•]% Series B Mandatory Convertible Junior Preferred Stock of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement. The Shares have the rights, powers and preferences set forth in the Certificate of Designations of [•]% Series B Mandatory Convertible Junior Preferred Stock (the “Certificate of Designations”) and are convertible on the terms set forth in the Certificate of Designations into shares of the Company’s common stock, par value $0.01 per share (the “Underlying Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-1 (File No. 333-168919) and Amendments No. 1 through [•] thereto filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the Shares. In addition, we have examined evidence that the registration statement as so amended was declared effective under the Act on [                         ], 20[__]. The registration statement as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement;” and the related prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

Based upon the foregoing, we are of the opinion that:

1.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2.	The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.

3.	The Underlying Shares initially issuable upon conversion of the Shares have been duly authorized and reserved and, when issued upon conversion of the Shares in accordance with the terms of the Shares, will be validly issued, fully paid and non-assessable.

We have considered the statements included in the Prospectus under the captions “Description of Series B Preferred Stock” and “Underwriting” insofar as they summarize provisions of the Certificate of Designations and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT C-2

RULE 10B-5 STATEMENT OF COUNSEL FOR THE UNDERWRITERS

[Name[s] of managing underwriter[s]]

as Representative[s] of the several Underwriters named in

the Underwriting Agreement referred to below

[c/o][[names of lead managers]]

[addresses of lead managers]

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in Schedule III to the Underwriting Agreement dated [                         ], 20[__] (the “Underwriting Agreement”) with General Motors Company, a Delaware corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company an aggregate of [•] shares (the “Shares”) of its [•]% Series B Mandatory Convertible Junior Preferred Stock. The Shares include [•] shares of [•]% Series B Mandatory Convertible Junior Preferred Stock of the Company to be purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.

We have also participated in the preparation of the Company’s registration statement on Form S-1 (File No. 333-168919) and Amendments Nos. 1 through [•] thereto filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the Shares. The registration statement as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement;” the preliminary prospectus relating to the Shares dated November 10, 2010, is hereinafter referred to as the “Preliminary Prospectus;” and the related prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus together with the free writing prospectuses set forth in Schedule II to the Underwriting Agreement are hereinafter called the “Disclosure Package.”

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Series B Preferred Stock” and “Underwriting”). However, in the course of our acting as counsel to you in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that:

(a)	the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at __:__ P.M. New York City time on pricing date, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

                            November     , 2010

MORGAN STANLEY & CO. INCORPORATED

J.P. MORGAN SECURITIES LLC

      As Managers for the several Underwriters

c/o

MORGAN STANLEY & CO. INCORPORATED

1585 Broadway

New York, New York 10036

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Dear Sirs and Mesdames:

The undersigned understands that each of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC (the “Managers”), on behalf of itself and the Underwriters (as defined below), proposes to enter into (i) an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with General Motors Company, a Delaware corporation (the “Company”), providing for the initial public offering by the several Underwriters, including the Managers (the “Underwriters”), of                      shares of the $0.01 par value common stock of the Company (the “Common Shares”) and (ii) an Underwriting Agreement (the “Series B Preferred Underwriting Agreement”, and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the initial public offering (together with the initial public offering of the Common Shares, the “Initial Public Offerings”) by the several Underwriters of                      shares of the $0.01 par value Series B mandatory convertible junior preferred stock of the Company (the “Series B Preferred Shares”).

In consideration of the Underwriters’ agreement to purchase and make the Initial Public Offerings of the Common Shares and the Series B Preferred Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Managers, the undersigned will not, during the period commencing on the date on which the Underwriting Agreements are executed by the Company and each of the Managers and ending 180 days after the date of the prospectuses relating to the Initial Public Offerings, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, any Series B Preferred Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series B Preferred Shares (including without limitation, Common Shares, Series B Preferred Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares, Series B Preferred Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares, Series B Preferred Shares or such other securities, in cash or otherwise; or (3) make any demand for or exercise any right with respect to the registration of any Common Shares, any Series B Preferred Shares or any security convertible into or exercisable or exchangeable for Common Shares or Series B Preferred Shares, in each case other than (A) the Common Shares to be sold by the undersigned pursuant to the Common Stock Underwriting Agreement, (B) sales, transfers or other dispositions of Common Shares, Series B Preferred Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series B Preferred Shares pursuant to a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) existing at the Initial Sale Time in the form existing at the Initial Sale Time, (C) if the undersigned is a natural person, transfers of Common Shares, Series B Preferred Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series B Preferred Shares to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent, (D) transfers of Common Shares, Series B Preferred Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series B Preferred Shares as a bona fide gift or gifts, (E) if the undersigned is a natural person, transfers of Common Shares, Series B Preferred Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series B Preferred Shares to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (F) distributions of Common Shares or Series B Preferred Shares to members, limited partners, stockholders or creditors of the undersigned, and (G) transfers of Common Shares, Series B Preferred Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series B Preferred Shares to a corporation, partnership, limited liability company or other business entity that is a controlled or managed affiliate of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (C), (D), (E), (F) or (G), each such transferee shall execute and deliver to the Managers a lock-up letter in the form of this paragraph for the remainder of the lock-up period. As used herein, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act on or after the date hereof; provided that such plan does not provide for the transfer of Common Shares or Series B Preferred Shares during the restricted period discussed above.

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Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Common Stock Underwriting Agreement does not become effective, or if such Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Firm Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Common Stock Underwriting Agreement and the Series B Preferred Stock Underwriting Agreement and proceeding with the Initial Public Offerings in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

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